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                                   EXHIBIT 21

                           SUBSIDIARIES OF THE COMPANY

Company                                            Percent Owned
---------------------                              -------------
Pathfinder Bank                                         100%

Whispering Oaks
   Development Corp.                                    100%

Pathfinder REIT, Inc.                                   100%